UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2012

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2012, UniTek Global Services, Inc. (the “Company”) hired Donald W. Gately as its Chief Operating Officer.  Mr. Gately, 57, had been providing managerial consulting services to the Company since September 2012.  Prior to his service to the Company and a period of retirement, Mr. Gately had a 35-year career at United Parcel Service, Inc. (“UPS”) where he held various executive managerial positions in all facets of the business, including operations and industrial engineering.  Most recently, Mr. Gately was Vice President for Residential and Retail Channel since 2010 where he coordinated special projects for the UPS Stores division and was responsible for developing and onboarding new products and services.  Prior to that, Mr. Gately was Vice President of UPS’s Central Florida District from 2006 to 2010 where he was responsible for the daily operations of logistics and transportation services.  Prior to that, he served as Vice President in other district operations of UPS and managed various other operations of UPS, including hub and transportation operations.

Under the terms of his offer letter, Mr. Gately will receive an annual base salary of $350,000 and is eligible to receive annual incentive compensation of up to 60% of his base salary beginning in 2013, to be earned based on the achievement of certain financial and operational targets as determined by the Board of Directors of the Company and its Compensation Committee. Any such bonus earned shall be paid by the Company to Mr. Gately in accordance with the terms of the applicable incentive bonus program.

There is no family relationship between Mr. Gately and any other executive officer or director of the Company, and there is no arrangement or understanding under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Gately has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On December 6, 2012, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation Committee of the Board, approved a modification to the Company’s previously disclosed Senior Executive Compensation Plan (“Plan”).  The modification provides that performance under the Long Term Incentive portion of the Plan will be measured, and the number of performance-vested RSUs ultimately earned will vary, based on achievement with respect to the established performance targets in annual periods during the three years after the date of grant, rather than at the end of the three-year period.  Vesting of the RSUs will still occur only at the end of such three-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: December 7, 2012	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer